UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 12, 2008
ALKERMES, INC.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	1-14131	23-2472830
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88 Sidney Street
Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 494-0171
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On June 16, 2008, Alkermes, Inc. (“Alkermes” or the “Company”) revised its financial expectations for fiscal year 2009 in connection with its receipt of $40 million in cash and approximately $40 million in manufacturing materials and equipment from Eli Lilly and Co. (“Lilly”), as set forth in Item 8.01 below. A copy of the press release is attached hereto as Exhibit 99.1. This information, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events
On June 16, 2008, Alkermes announced that it had entered into an agreement with Lilly in connection with Lilly’s termination of the Supply Agreement between Lilly and Alkermes dated December 14, 2006, and the Development and License Agreement between Lilly and Alkermes dated April 1, 2001, as amended, pursuant to which Lilly had been developing an inhaled form of insulin known as AIR® Insulin in partnership with the Company.
Under the terms of the agreement, Alkermes will receive $40 million in cash as compensation for all services performed by Alkermes to date under the Supply and Development and License Agreements, all manufacturing materials and equipment owned by Lilly related to AIR® Insulin manufacturing which cost Lilly approximately $40 million at the time of purchase, and all intellectual property related to the AIR Insulin program. In addition, the agreement contains a mutual release of claims by each of Alkermes and Lilly related to the Supply and Development and License Agreements.
Alkermes plans to utilize up to $40 million to repurchase additional shares of its common stock, as authorized by the Board of Directors of Alkermes (the “Board”). A copy of the press release is attached hereto as Exhibit 99.1. This share repurchase program is in addition to the November 2007 share repurchase program authorized by the Board pursuant to which the Company may purchase up to $175 million of its common stock, bringing the total authorization to $215 million.
The Company expects to make repurchases at the discretion of management from time to time in the open market, depending on market conditions, or through privately negotiated transactions.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit
No.	Description

99.1	Press release issued by Alkermes, Inc. dated June 16, 2008 announcing expansion of common stock repurchase program and increase to fiscal year 2009 financial expectations.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.
Date: June 16, 2008	By:	/s/ James M. Frates
James M. Frates
Senior Vice President, Chief Financial Officer and Treasurer

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